Exhibit 11

                           THERMO ELECTRON CORPORATION


                        Computation of Earnings per Share



                               Three Months Ended           Six Months Ended
                           -------------------------- --------------------------
                                July 1,       July 2,     July 1,        July 2,
                                   1995          1994        1995           1994
                           ------------  ------------ -----------   ------------
Computation of Fully
  Diluted Earnings
  per Share:

Income:
  Net income               $ 32,584,000  $ 24,418,000 $ 62,132,000  $ 47,343,000

  Add: Convertible
       debenture interest,
       net of tax             3,997,000     4,549,000    8,301,000     7,009,000
                           ------------  ------------ ------------  ------------
  Income applicable to
    common stock assuming
    full dilution (a)      $ 36,581,000  $ 28,967,000 $ 70,433,000  $ 54,352,000
                           ------------  ------------ ------------  ------------
Shares:
  Weighted average shares
    outstanding              82,855,623    76,203,177   81,718,750    75,970,212

  Add: Shares issuable
       from assumed
       conversion of
       convertible
       debentures            20,717,286    25,307,268   21,765,900    20,881,440

       Shares issuable
       from assumed
       exercise of
       options (as
       determined by
       the application
       of the treasury
       stock method)          1,278,908       583,395    1,278,908       585,026
                           ------------  ------------ ------------  ------------
  Weighted average
    shares outstanding,
    as adjusted (b)         104,851,817   102,093,840  104,763,558    97,436,678
                           ------------  ------------ ------------  ------------
Fully Diluted Earnings
  per Share (a) / (b)      $        .35  $        .28 $        .67  $        .56
                           ============  ============ ============  ============